Exhibit 10.1

EXECUTION VERSION

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITY NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN TO THE SENIOR OBLIGATIONS, AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IS BOUND BY THE PROVISONS HEREIN.

NTN BUZZTIME, INC.

8% PROMISSORY NOTE

$1,000,000.00	September 18, 2020

FOR VALUE RECEIVED, NTN Buzztime, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Fertilemind Management, LLC, a Delaware limited liability company (“Fertilemind”), and its successors and permitted assigns (the “Holder”), the principal sum of $1,000,000.00, in accordance with the terms hereof, and to pay interest on the principal sum outstanding, at the rate of eight percent (8%) per annum, compounded annually. This Note is unsecured. The Company hereby acknowledges receipt of such principal sum.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment.

(a) This Note and any accrued interest hereunder will become due and payable in accordance with the terms hereof upon the earlier of (i) the termination of the Asset Purchase Agreement, dated as of September 13, 2020, by and between the Company and eGames.com Holdings LLC (“Purchaser”), an affiliate of Fertilemind (the “Asset Purchase Agreement”), pursuant to Section 9.1 thereof, (ii) the closing of a Business Combination, and (iii) December 31, 2020 (such earlier date, the “Maturity Date”); provided, however, that upon the Closing (as defined in the Asset Purchase Agreement), the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be applied against the obligation of Purchaser to pay the Purchase Price (as defined in the Asset Purchase Agreement) on the Closing Date (as defined in the Asset Purchase Agreement), and this Note shall be extinguished.

(b) For the purposes of this Note, the following terms shall have the respective meanings provided in this Section (b):

(i) “Business Combination” shall mean the: (A) merger of the Company with any Person in which the stockholders of the Company (if considered a group) immediately prior to such transaction do not continue to control, directly or indirectly, more than fifty percent (50%) of the voting securities of the surviving Person in such transaction and have a right to at least more than fifty percent (50%) of the aggregate economic rights of distributions or dividends to holders of securities of such surviving Person and any Person that Controls such surviving Person; (B) the sale of all or substantially all of the assets of the Company, including any sale by license, contract or similar arrangement, in one or a series of related transactions; (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock of the Company are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of its common stock or any compulsory share exchange pursuant to which the common stock of the Company is effectively converted into or exchanged for other securities, cash or property.

(ii) “Control” shall mean power and authority of a specified Person to control the business and affairs of any other specified Person.

(iii) “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2. Interest. The Holder of this Note is entitled to receive interest at an annual interest rate of eight percent (8%), compounded annually, of the outstanding principal amount of this Note; provided, however, that during any Event of Default (as defined below) under this Note the interest rate shall increase to fifteen percent (15%) per annum, compounded annually. Interest on the outstanding principal balance of this Note shall be computed on the basis of the actual number of days elapsed and a 365-day year. Accrual of the interest on the outstanding principal amount shall commence on the date hereof and shall continue until the earlier of (a) the date on which all of the obligations of this Note have been paid in full and (b) the Closing. Subject to the proviso in Section 1(a), all accrued and unpaid interest on the outstanding balance of this Note shall be paid on the Maturity Date.

3. Affirmative and Negative Covenants of the Company. The Company hereby covenants to the Holder as follows:

(a) Event of Default. Within five (5) business days of any officer of the Company obtaining knowledge of any Event of Default (as defined in Section 4 hereof), if such Event of Default is then continuing, the Company shall furnish to the Holder a written notice setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

(b) Performance. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of the provisions of this Note.

(c) Use of Proceeds. The proceeds of the loan represented by this Note shall be used by the Company only for the payment of operating expenses that are incurred by the Company in connection with its ordinary course of business, and expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement and any Company Merger (as defined in the Asset Purchase Agreement).

4. Events of Default. This Note shall become immediately due and payable at the option of the Holder, upon any one or more of the following events or occurrences (“Events of Default”):

(a) if any portion of this Note is not paid when due;

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(b) if the Company defaults in the observance or performance of any other material term, agreement, covenant or condition of this Note and the Company fails to remedy such default within fifteen (15) days after the date of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said fifteen (15) day period, if the Company fails, within said fifteen (15) days, to commence all steps necessary to cure such default, and fails to complete such cure within thirty (30) days after the end of such fifteen (15) day period;

(c) if any final judgment for the payment of money is rendered against the Company and the Company does not discharge the same or cause it to be discharged or vacated within ninety (90) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within ninety (90) days after the entry thereof or if there is an acceleration of the obligations by any of the holders of the existing indebtedness for borrowed money of the Company and the Company does not satisfy such obligations or stay such acceleration within thirty (30) days;

(d) if the Company makes an assignment for the benefit of creditors or if the Company generally does not pay its debts as they become due; or

(e) if a receiver, liquidator or trustee of the Company is appointed or if the Company is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by the Company or if any proceeding for the dissolution or liquidation of the Company is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by the Company, upon the same not being discharged, stayed or dismissed within sixty (60) days.

5. Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Company’s obligation to repay the principal of and interest on this Note.

6. Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

7. Waiver of Demand, Presentment, etc.

(a) The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

(b) No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

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8. Payment.

(a) Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Holder, at the principal office of the Holder or such other place or places or designated accounts as may be reasonably specified by the Holder of this Note in a written notice to the Company at least three (3) business days prior to payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(b) This Note may be prepaid in full, but not in part, without payment of additional fee or penalty.

9. Assignment. The obligations of the Company under this Note shall be binding upon, its successors or assigns. Neither the Company nor the Holder may assign any rights, duties or obligations hereunder unless the other party shall have given its prior written consent.

10. Waiver and Amendment. Any provision of this Note, including, without limitation, the maturity date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be given or made pursuant to and in accordance with Section 11.8 of the Asset Purchase Agreement.

12. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

(b) THE COMPANY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK OR UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE. THE COMPANY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE COMPANY FURTHER AGREES THAT SERVICE OF PROCESS UPON IT MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE HOLDER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

(c) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE.

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13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

14. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

15. Costs of Collection. The Company shall pay all reasonable and documented attorney fees, and all other reasonable and documented fees and disbursements of the Holder that are incurred to enforce the terms and conditions of this Note or to defend any action by Holder or any of its affiliates asserted by or on behalf of the Company.

16. SUBORDINATION.

(a) The indebtedness and all other obligations evidenced by this Note (the “Subordinated Debt”) is subordinated to the indebtedness and all other obligations owing by the Company to Avidbank (the “Senior Debt”) including pursuant to that certain Loan and Security Agreement, dated as of September 28, 2018 and as amended from time to time by and between the Company and Avidbank (the “Loan Agreement”). By acceptance hereof, Holder agrees that Holder will not do any of the following: (i) demand or receive from the Company all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, (ii) permit the Subordinated Debt to be secured by any property of the Company, (iii) exercise any remedy with respect to the Subordinated Debt, (iv) accelerate the Subordinated Debt, (v) commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, or (vi) permit any part of this Note to be amended or waived, in all cases until such time as the Senior Debt is fully paid in cash and Avidbank has no commitment or obligation to lend any further funds to the Company. Any payments, distributions or proceeds received by Holder in contravention of the terms of this Note shall be held in trust for the benefit of Avidbank, and Holder will promptly turn over any such payments to Avidbank to be applied to the Senior Debt. Holder subordinates to Avidbank any security interest or lien that Holder may have or acquire in any property of the Company, and agrees that Lender shall not exercise any remedy with respect thereto.

(b) In any bankruptcy, insolvency or similar proceeding involving the Company, Holder irrevocably appoints Avidbank as Holder’s attorney in fact, and grants to Avidbank a power of attorney with full power of substitution, in the name of Holder or in the name of Avidbank, for the use and benefit of Avidbank, to (i) file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Holder if Holder does not do so prior to 15 days before the expiration of the time to file claims in such proceeding and if Avidbank elects, in its sole discretion, to file such claim or claims; and (ii) accept or reject any plan of reorganization or arrangement on behalf of Holder and to otherwise vote Holder’s claims in respect of any Subordinated Debt in any manner that Avidbank deems appropriate for the enforcement of its rights hereunder.

(c) In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Avidbank’s claims against the Company shall be paid in full before any payment is made to Holder. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Avidbank for any reason (including, without limitation, the bankruptcy of the Company), the rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Holder shall immediately pay over to Avidbank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.

(d) Avidbank is an express third-party beneficiary of this Section, which may not be waived or amended without the prior written consent of Avidbank. In the event of any conflict between this Section and any other provision set forth in this note or any other document governing the Subordinated Debt, the terms of this Section shall apply. No amendment to this Note or the Asset Purchase Agreement or any other documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Section in any manner which might terminate or impair the subordination of the Subordinated Debt as set forth herein.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

NTN BUZZTIME, INC.

By:	/s/ Sandra Gurrola
Name:	Sandra Gurrola
Title:	Sr. Vice President of Finance

[Signature Page to Bridge Note]